UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2011

WEBSTER PREFERRED CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Connecticut	0-23513	06-1478208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

145 Bank Street, Waterbury, Connecticut		06702
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (203) 578-2202

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On November 14, 2011, Webster Preferred Capital Corporation called for the redemption of all of its outstanding Series B 8.625% Cumulative Redeemable Preferred Stock, par value $1.00 per share (the “Series B Preferred Shares”). The redemption date of the Series B Preferred Shares will be December 15, 2011, and the redemption price will be $10.00 per share, plus accrued and unpaid dividends up to and including the date of redemption (the “Redemption Price”).

After the redemption, dividends on the Series B Preferred Shares will cease to accrue and such shares will no longer be deemed outstanding. All rights of the holders in respect of the Series B Preferred Shares will terminate, except for the right to receive the Redemption Price.

The Notice of Full Redemption and related materials was mailed to the registered holders of the Series B Preferred Shares on or about November 14, 2011. In order to receive the Redemption Price, certificated shares must be surrendered to the redemption agent, BNY Mellon Shareowner Services, by hand, mail or overnight delivery at the address set forth in the letter of transmittal that accompanied the notice of redemption. Questions relating to, and requests for additional copies of the notice of redemption and the related material, including questions relating to any lost stock certificates, should be directed to BNY Mellon Shareowner Services at (800) 777-3674.

A copy of the Notice of Full Redemption, dated November 14, 2011, relating to the redemption of the Series B Preferred Shares is attached hereto as Exhibit 99.1, and is incorporated by reference herein.

Forward-Looking Statements

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements contained in this press release, which speak only as of the date made. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2010 and in subsequent filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent our views as of the date of this release. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is filed herewith:

Exhibit No.	Description

99.1	Notice of Full Redemption, dated November 14, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBSTER PREFERRED CAPITAL CORPORATION

Date: November 14, 2011	By:	/s/ Mark S. Lyon
Mark S. Lyon
Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Notice of Full Redemption, dated November 14, 2011